Exhibit 107

Calculation of Filing Fee Tables

Form S-1/A
(Form Type)

Direct Digital Holdings, Inc.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule		Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Newly Registered Securities
Fees to Be Paid
Fees Previously Paid	Equity	Units Consisting of Class A common stock, par value $0.001 per share, and Warrants to purchase Class A common stock, par value $0.001 per share	457	(o)			$23,718,750.00	$92.70 per $1,000,000	$2,198.73
Fees Previously Paid	Equity	Class A common stock, par value $0.001 per share, included as part of the Units(1)(2)(3)	457	(i)
Fees Previously Paid	Equity	Warrants to Class A common stock, par value $0.001 per share, included as part of the Units(3)	457	(i)
Fees Previously Paid	Equity	Class A common stock, par value $0.001 per share, underlying warrants included in the Units(2)(4)	457	(i)			$23,718,750.00	$92.70 per $1,000,000	$2,198.73
		Representatives’ unit purchase option:
Fees Previously Paid	Equity	Units underlying the Representatives’ unit purchase option, included as part of the Representatives’ unit purchase option(3)(5)	457	(i)
Fees Previously Paid	Equity	Class A common stock, par value $0.001 per share, included in the Units underlying Representatives’ unit purchase option and issuable upon exercise of additional Representatives’ unit purchase options issued in connection with over-allotment exercises, included as part of the Representatives’ unit purchase option(2)(3)	457	(i)			$1,423,125.00	$92.70 per $1,000,000	$131.92
Fees Previously Paid	Equity	Warrants to purchase share of Class A common stock, par value $0.001 per share, included in the Units underlying Representatives’ unit purchase option and issuable upon exercise of additional Representatives’ unit purchase options issued in connection with over-allotment exercise, included as part of the Representatives’ unit purchase option(3)(5)	457	(i)
Fees Previously Paid	Equity	Class A common stock, par value $0.001 per share, issuable upon exercise of warrants included in the Units underlying Representatives’ unit purchase option and issuable upon exercise of additional Representatives’ unit purchase options issued in connection with over-allotment exercises, included as part of the Representatives’ unit purchase option(2)(5)	457	(i)			$1,185,937.50	$92.70 per $1,000,000	$109.94
	Total Offering Amounts						$50,046,562.50		$4,639.32
	Total Fees Previously Paid								$4,449.44
	Total Fee Offsets
	Net Fee Due								$189.89

(1) Includes (i) 412,500 shares of Class A common stock and (ii) warrants to purchase 412,500 shares of Class A common stock that the underwriters have the option to purchase to cover over-allotments, if any.

(2) In accordance with Rule 416(a), the registrant is also registering an indeterminate number of additional shares of Class A common stock that will be issuable pursuant to Rule 416 to prevent dilution resulting from share splits, share dividends or similar transactions.

(3) No fee pursuant to Rule 457(i) under the Securities Act.

(4) The warrants included in the units are exercisable for shares of Class A common stock at a price per share equal to the public offering price of one share of Class A common stock.

(5) We have agreed to issue to the representatives of the several underwriters an option (the “Representatives’ unit purchase option”) to purchase (i) the number of units equal to five percent (5%) of the units sold in this offering and (ii) the number of shares of Class A common stock and/or warrants equal to five percent (5%) of the securities that may be sold upon exercise of the underwriters’ over-allotment option. The Representatives’ unit purchase option is exercisable at a price per unit equal to 120% of the public offering price (assuming an exercise price of $9.00 per unit based on an initial public offering price of $7.50 per unit (which is the high end of the price range set forth on the cover page of this prospectus.)).

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